Exhibit 5.1

                                  July 30, 1999



Telenetics Corporation
26772 Vista Terrace Drive
Lake Forest, California 92630

      Re:         Registration Statement on Form S-3 re 2,527,926 Shares
                  OF COMMON STOCK (REGISTRATION NO. 333-                 )
                  --------------------------------------------------------

Ladies and Gentlemen:

      We have acted as counsel to Telenetics Corporation, a California corporation (the "Company"), in connection with the filing of a Registration Statement to which this opinion is an Exhibit (the "Registration Statement") with respect to the offer and sale of up to an aggregate of 2,527,926 shares of the Company's Common Stock, no par value per share (the "Shares"), of which (i) 640,594 shares (the "Resale Shares") were issued by the Company pursuant to the exercise of certain then outstanding warrants and options to purchase shares of the Company's common stock and pursuant to the acquisition of certain assets of Sierra Digital Communications, Inc., (ii) up to 1,121,619 shares (the "Warrant Shares") are issuable upon exercise of certain outstanding warrants (the "Warrants"), (iii) up to 705,713 shares (the "Convertible Shares") are issuable upon conversion of shares of the Company's Series A 7.0% Convertible Redeemable Preferred Stock (the "Preferred Stock") and (iv) up to 60,000 shares (the "Option Shares") are issuable upon exercise of certain outstanding options (the "Options"), all as described in the Registration Statement, by the holders thereof (the "Selling Security Holders").

      We are familiar with the corporate actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Resale Shares, Warrant Shares, Convertible Shares and Option Shares and have made such other legal and factual inquiries as we deem necessary for purposes of rendering this opinion.

      We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copied documents, and, except with respect to the Company, that all individuals executing and delivering such documents were duly authorized to do so.

      Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth below, we are of the opinion that:


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Telenetics Corporation
July __, 1999
Page 2

      1. The Resale Shares have been duly authorized and validly issued and are fully paid and non-assessable.

      2. The Warrant Shares and Option Shares to be issued upon exercise of each Warrant and Option, respectively, have been duly authorized and reserved and, when issued upon exercise of the applicable Warrant and Option, respectively, in accordance with its terms, including payment of the applicable exercise price, will be validly issued, fully paid and non-assessable.

      3. The Convertible Shares to be issued upon conversion of each share of Preferred Stock have been duly authorized and reserved and, when issued upon conversion of the applicable shares of Preferred Stock in accordance with its terms, including payment of the applicable conversion price, will be validly issued, fully paid and non-assessable.

      You have informed us that the Selling Security Holders may sell the Resale Shares, the Warrant Shares, the Convertible Shares and the Option Shares from time to time on a delayed or continuous basis. This opinion is limited to the laws referred to above as in effect on the date hereof and to all facts as they presently exist.

      We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                                          Very truly yours,



                                          /S/ RUTAN & TUCKER, LLP




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